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CONTACT:

NORRIS BATTIN
THE COOPER COMPANIES, INC.
714-597-4700
714-673-4299

FOR IMMEDIATE RELEASE


                   COOPER COMPANIES' FISCAL 1997 FIRST QUARTER
                      OPERATING INCOME UP 142% ON 28% REVENUE INCREASE;
                          EPS 28 CENTS VERSUS SIX CENTS


IRVINE, Calif., February 25, 1997 --The Cooper Companies, Inc., (NYSE/PSE:COO) today reported financial results for the first quarter of fiscal 1997.

For the three months ended January 31, 1997, the Company reported net income of $3.3 million, or 28 cents per share, compared with $652 thousand, or six cents per share, in the first quarter of fiscal 1996. Income from operations more than doubled to $4.1 million from $1.7 million.

Excluding tax benefits of four cents per share in this year's first fiscal quarter, and a credit of one cent per share from settlements of disputes in last year's first quarter, earnings per share increased to 24 cents per share from five cents per share.

Revenue for the quarter was $28.4 million, compared with $22.2 million in the first quarter of 1996, a 28% increase.

Commenting on the first quarter's performance, A. Thomas Bender, President and Chief Executive Officer, said, "I'm pleased that 1997 is off to such a strong start. We exceeded our expectations in our traditionally lowest seasonal quarter of the year.

"I remain comfortable with the previous estimate of $1.55 to $1.65 per share, including an estimated 15 cents per share deferred tax benefit, for the full fiscal year. Also, in each of the next two years, we expect earnings per share to grow in the neighborhood of 40%, excluding tax benefits.



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"Each of our operating businesses had solid revenue growth compared with last year's first quarter. CooperVision (CVI), the contact lens business, grew more than 20%. CooperSurgical (CSI), the gynecology products business, benefiting from the acquisition of Unimar late in the second quarter last year, increased more than 35%. Hospital Group of America (HGA), the mental health services group, grew more than 30%, with Hampton Hospital strongly favorable to last year, when we were just beginning to operate with our own clinical services management. In addition, operating margins improved in each business unit."

Business Unit Performance

                    P&L OPERATING HIGHLIGHTS BY BUSINESS UNIT
                     Quarter Ended January 31, 1997 and 1996
                                ($'s in Millions)


                         Revenue                                 Operating Income
                  1997     1996    % Inc.    1997     1996    % Inc.    % Rev 97   % Rev 96
                  -----------------------    ----------------------------------------------
CVI               $12.2    $10.0     21%      $4.4    $3.2      37%         36%        32%
CSI                 4.8      3.5     38%       0.4     0.3      43%          9%         8%
HGA                11.4      8.7     31%       0.6    (0.5)      NA          5%        (6%)
                   ----    -----     ---       ---     ---    -----         ---        ---
   Subtotal        28.4     22.2     28%       5.4     3.0      81%         19%        14%
                   ----     ----     ---       ---     ---    -----         ---        ---
HQ expense                                    (1.3)   (1.3)     --
                                               ---     ---    ----
TOTAL             $28.4    $22.2     28%      $4.1    $1.7     142%         14%         8%
                   ====     ====     ===       ===     ===     ====         ===        ===

Comparisons in the following business unit discussions refer to the first quarter of fiscal 1997 versus the first quarter of fiscal 1996.

CooperVision

CooperVision delivered a strong first quarter. Sales grew 21%, operating income rose 37% and the operating margin improved to 36% from 32%. First quarter sales are traditionally CVI's seasonally lowest quarter.

CVI's line of toric contact lenses to correct astigmatism drove the growth, increasing 47% and accounting for 53% of total sales, up from 44% last year.

Continuing to expand its presence in the contact lens market, CVI has recently:

    Signed an agreement with Rohto Pharmaceutical, Ltd., to market, after regulatory approval, CVI's full line of contact lenses in Japan. Rohto is a leading manufacturer of contact lens care products and the largest supplier of nonprescription ophthalmic products in Japan.

    Acquired, subject to the approval of the Federal Trade Commission, a line of opaque contact lenses called Natural Touch(R) from Wesley-Jessen Corporation. These products complement CVI's strategy of serving specialty contact lens market niches with high quality products.

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    Signed a cooperative marketing agreement with Humphrey Instruments, a division of Carl Zeiss, Inc., the world leader in ophthalmic diagnostic instrumentation.

    Launched a line of monthly planned replacement spherical lenses in Canada, strengthening our leadership position in the market with an entry that now allows us to compete in all market segments.

    Obtained Industrial Revenue Bond financing at favorable interest rates for building expansion and capital improvements at the Scottsville, New York, manufacturing facility, effectively doubling the production capacity of the site.

During 1997, CooperVision plans to continue expanding its line of lenses in North America by introducing four new products, three in segments where we currently do not now compete. Over a third of CVI's 1997 business will be generated by new products introduced since 1995.

CooperSurgical

Led by the Unimar and RUMI products acquired in the past two years, CooperSurgical's sales grew 38%, operating income increased 43% and operating margins improved as these new products were efficiently integrated into the business.

In December, the RUMI product line was enhanced when the U. S. Food and Drug Administration cleared CSI to market the patented KOH Colpotomizer that overcomes several current limitations in minimally invasive hysterectomies and provides surgeons with another operative alternative.

Commenting on CSI's performance, Bender said, "Sales of gynecology products increased 64% during the quarter. CooperSurgical has definitely become a strong competitor in the gynecology market and by 1998, I expect that CSI will sell more than $35 million annually of gynecological products.

"CSI is continuing to execute its strategy of consolidating the gynecology market through acquisition, while continuing to generate new gynecology products internally."

Hospital Group of America

With the strong recovery of Hampton Hospital after the transition to its own clinical services management during the first quarter of fiscal 1996, HGA's revenue increased 31% and operating income turned positive.





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                            HOSPITAL GROUP OF AMERICA

                            Selected Statistical Data
                         Three Months Ended January 31,

                                            1997         1996        % Change
                                            ----         ----        --------
        Licensed inpatient beds              269          269             -
        Inpatient admissions               1,454        1,062           37%
        Total inpatient days              16,439       13,795           19%
        Average length of stay (days)       11.2         13.0          (14%)
        Total outpatient visits           15,216        9,788           55%

The growth in outpatient visits coupled with the decline in average length of stay reflects HGA's ability to provide the continuum of care required by third party payers. During the quarter, HGA also secured contracts to manage one inpatient unit and four day treatment/outpatient facilities.

In March, HGA will open The Midwest Center for Youth and Families, a residential treatment center. This subacute facility supports HGA's Hartgrove Hospital with stepped-down, cost-effective care for adolescent patients.

Mark Russell, HGA's president, was recently elected to the board of directors of the National Association of Psychiatric Health Systems.

Tax Benefits and Settlements of Disputes

Fiscal 1997 first quarter results include tax benefits of $505 thousand or four cents per share. Approximately $200 thousand of this reflects the reversal of tax accruals no longer required, with the balance representing the recording of an additional reduction of the deferred tax asset valuation allowance, based on management's belief that the Company's future results will continue to compare favorably with those of the prior year. Fiscal 1996 first quarter results included a credit of $167 thousand reflecting the settlement of various disputes with the former owner of HGA.

Forward-Looking Statements and Business Outlook

This press release contains projections and other forward-looking statements regarding the Company's results and prospects. Actual results could differ materially from these projections. Factors that could cause or contribute to differences include: major changes in business conditions and the economy in general, new competitive inroads, costs to integrate acquisitions, decisions to invest in research and development projects, regulatory and other delays on new products and programs, unexpected changes in reimbursement rates and payer mix, unforeseen litigation, decisions to divest businesses and the cost of acquisition activity, particularly if a large

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acquisition is not completed. Future results are also dependent on each business unit meeting specific objectives. At CooperVision, 1997 sales and operating income are expected to grow at mid-teens percentages as it continues to gain market share in the toric segment of the global contact lens market. CooperSurgical is expected to continue to benefit from the 1996 acquisition of Unimar and grow 1997 sales and operating income at double-digit rates as the market for gynecologic procedures is increasingly driven by growth in the population of women over 45 years of age in the United States. We expect HGA revenues and operating income in 1997 to achieve double-digit growth through new outpatient clinics, geriatric programs and lower cost residential treatment services, assuming that patient revenue and operating expenses can continue successfully to adjust to changes in third party reimbursement rates for psychiatric care. We expect the Company's consolidated revenue and operating income to grow by more than 15% and 30%, respectively, in 1997 and anticipate earnings per share in the range of $1.55 to $1.65 including a deferred tax benefit of about 15 cents per share.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. CooperVision, Inc., located in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N. Y., and Ontario and Quebec, Canada, markets a broad range of contact lenses for the vision care market.

CooperSurgical, Inc., located in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. Hospital Group of America, Inc. provides psychiatric services through hospitals and satellite locations in New Jersey, Delaware and Illinois.

NOTE: An interactive telephone system that provides stock quotes, recent press releases, and financial data may be reached toll free at 1-800-334-1986. Press releases and selected financial data are also available at www.coopercos.com on the Internet.

Preference Toric'tm', KOH Colpotomizer System'tm', RUMI'tm', and Unimar'r' are trademarks or service marks of The Cooper Companies, Inc., its subsidiaries or affiliates.




                          (FINANCIAL STATEMENTS FOLLOW)




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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income
                    (In thousands, except per share figures)
                                   (Unaudited)



                                                                  Three Months Ended
                                                                      January 31,
                                                               1997               1996
                                                            ----------           -------
Net sales of products                                        $ 17,027            $ 13,554
Net service revenue                                            11,349               8,695
                                                           ----------            ---------
   Net operating revenue                                       28,376              22,249
                                                           ----------            ---------
Cost of products sold                                           5,031               4,141
Cost of services provided                                      10,682               9,146
Selling, general and administrative expense                     7,946               6,759
Research and development expense                                  324                 277
Amortization of intangibles                                       288                 227
                                                           ----------            ---------
Income from operations                                          4,105               1,699
                                                           ----------            ---------
Credit for settlement of disputes, net                             --                 167
Interest expense                                                1,229               1,294
Other income, net                                                  20                  105
                                                           ----------            ---------
Income before income taxes                                      2,896                 677
Provision for (benefit of) income taxes                          (414)                 25
                                                           ----------            ---------

Net income                                                 $    3,310          $      652
                                                            =========            ========

Earnings per share                                         $     0.28          $     0.06
                                                            =========            ========

Average number of common shares used to
  compute earnings per share                                   11,880              11,707
                                                            =========            ========


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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                         January 31,      October 31,
                                                            1997             1996
                                                       --------------     -----------
                 ASSETS

Current assets:
  Cash and cash equivalents                             $    2,636       $    6,837
  Trade receivables, net                                    22,315           21,650
  Inventories                                               11,000           10,363
  Other current assets                                       4,565            3,645
                                                         ---------         --------
       Total current assets                                 40,516           42,495
                                                          --------         --------
Property, plant and equipment, net                          36,219           34,674
Intangibles, net                                            21,481           21,468
Other assets                                                 4,592            4,272
                                                         ---------         --------
                                                          $102,808         $102,909
                                                         =========         ========


      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt                                      $     2,436      $       844
  Other current liabilities                                 29,809           32,464
                                                         ---------         --------
       Total current liabilities                            32,245           33,308
                                                         ---------         --------

  Long-term debt                                            47,544           47,920
  Other liabilities                                          4,344            6,351
                                                         ---------        ---------
       Total liabilities                                    84,133           87,579
                                                         ---------         --------
Stockholders' equity                                        18,675           15,330
                                                         ---------         --------
                                                          $102,808         $102,909
                                                         =========         ========

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              STATEMENT OF DIFFERENCES

The trademark symbol shall be expressed as ...................'tm'
The registered trademark symbol shall be expressed as ........'r'


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